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                                  EXHIBIT 21

                         ADVANCED MICRO DEVICES, INC.

                             LIST OF SUBSIDIARIES


NAME OF SUBSIDIARY                       STATE OR JURISDICTION IN WHICH
------------------                          INCORPORATED OR ORGANIZED
                                            -------------------------

FOREIGN SUBSIDIARIES
--------------------
Advanced Micro Devices S.A.N.V.                       Belgium
AMD South America Limitada (1)                        Brazil
Advanced Micro Devices (Canada) Limited               Canada
Advanced Micro Devices (Suzhou) Limited (2)           China
Advanced Micro Devices S.A.                           France
Advanced Micro Devices GmbH                           Germany
AMD Saxony Holding GmbH                               Germany
AMD Saxony Manufacturing GmbH (3)                     Germany
AMD Foreign Sales Corporation                         Guam
Advanced Micro Devices S.p.A.                         Italy
AMD Japan Ltd.                                        Japan
Advanced Micro Devices Sdn. Bhd.                      Malaysia
Advanced Micro Devices Export Sdn. Bhd. (4)           Malaysia
Advanced Micro Devices Product Sdn. Bhd. (4)          Malaysia
Advanced Micro Devices Technology Sdn. Bhd. (4)       Malaysia
AMD (Netherlands) B.V. (5)                            Netherlands
Advanced Micro Devices (Singapore) Pte. Ltd.          Singapore
AMD Holdings (Singapore) Pte. Ltd. (6)                Singapore
Advanced Micro Devices AB                             Sweden
Advanced Micro Devices S.A. (7)                       Switzerland
AMD (Thailand) Limited (5)                            Thailand
Advanced Micro Devices (U.K.) Limited                 United Kingdom

DOMESTIC SUBSIDIARIES
---------------------
Advanced Micro Ltd.                                   California
AMD Corporation                                       California
AMD Far East Ltd.                                     Delaware
AMD International Sales & Service, Ltd.               Delaware
AMD Texas Properties, LLC.                            Delaware

______________________
(1)  Subsidiary of AMD International Sales & Service, Ltd. and AMD Far East Ltd.
(2)  Subsidiary of AMD Holdings (Singapore) Pte. Ltd.
(3)  Subsidiary of AMD Saxony Holding GmbH
(4)  Subsidiary of Advanced Micro Devices Sdn. Bhd.
(5)  Subsidiary of Advanced Micro Devices Export Sdn. Bhd.
(6)  Subsidiary of Advanced Micro Devices (Singapore) Pte. Ltd.
(7)  Subsidiary of AMD International Sales & Service, Ltd.